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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest reported): May 15, 2003

                          Baxter Capital Company, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                               0-31361 65-0956104
            (Commission File Number)(IRS Employer Identification No.)

                38 Chelsea Square, London, United Kingdom SW3 6LH
               (Address of Principal Executive Offices)(Zip Code)

                              (011)44 207 351 9880
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)




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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On May 15, 2003, we entered into a Share Sale Agreement with Ian Clive Wills pursuant to which we purchased all of the outstanding shares of Cloverbay Limited of Cumberland Street, for the issuance of 3,198,900 shares of our common stock to Ian Clive Wills and the payment of one hundred and ten thousand pounds sterling ((pound)110,000) to Mr. Wills.

Cloverbay Limited of Cumberland Street is a Bahamas corporation which is a holding company for shares of Synigence plc which is a company trading on AIM in the United Kingdom under the symbol SYE on such exchange. By the acquisition of Cloverbay, we purchased the seven million five hundred thousand (7,500,000)
shares of Synigence owned by Cloverbay as well as the (pound)1,500,000 convertible unsecured loan notes constituted by Synigence to Cloverbay on November 19, 2002. Such notes provide for interest at the rate of two (2%) percent per annum payable yearly on December 31st of each year with the first payment due on December 31, 2003. The loan notes (unless converted by the Company or previously redeemed or repaid) will be repaid as to (pound)500,000 on Januayr 1, 2004 and as to the balance of (pound)1,000,000 on January 1, 2005 in each case pro rata to the Holders thereof according to the amounts held together with any unpaid interest accrued to the date of repayment.

The Company has the right, in its sole discretion, to convert on either or both of the dates of repayment of the loan notes such amounts of the loan notes held by a Holder into common shares of 2.5 pence each of the Company, such number of common shares being calculated by dividing the amount of the loan notes converted by the market value of the common shares.

Synigence is a media company which provides the following services to companies in the pharmaceutical industry:

          1. The company provides news wire services for pharmaceutical companies;

          2. The company provides marketing for Business to Business and Business to Consumer for leading pharmaceutical companies;

          3.   The  company  serves as a health  care  manager  and health  care
               solutions   provider  for  primary  and  secondary   health  care
               companies;

          4. The company serves a consultancy for online discussion forums and roundtable session for health care specialist;

          5. The company provide intellectual property solutions to companies in the healthcare industry such as web hosting, application development and creation of websites. Specifically the Company works in such capacity with government health authorities;

          6. The company also serves to educate both pharmaceutical and biotechnology companies in the marketing of their business as well as to focus on continuing professional development. The Company also educates these companies on bridging the gap between what is allowed under the law and what the companies are doing;


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          7.   The  company  also  hosts and runs  websites  for  pharmaceutical companies and has a benchmark in the media with a five year contract for the Discovery Channel.

Item 7 . Financial Statements, Pro Forma Information and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Shares Sale Agreement between Ian Clive Wills and us dated May 15, 2003.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BAXTER CAPITAL COMPANY, INC.

                                            By: /s/ Johan Robb
                                                ------------------------------
                                                Johan Robb
                                                President

June 24, 2003